UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2009

Commission File Number 000-31395

VillageEDOCS, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	33-0668917
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1401 N. TUSTIN AVE, STE 230, SANTA ANA, CA	92705
(Address of principal executive offices)	(Zip Code)

(714) 734-1030
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On February 17, 2004, the Registrant borrowed $1,700,000 from C. Alan and Joan P. Williams and issued a convertible promissory note (the “Williams Convertible Note”).  During 2005, all but $65,000 of the principal amount due pursuant to this note was converted into shares of the Registrant’s common stock.   In October 2009, the Williams agreed to extend the due date of the note to October 31, 2011.

On May 6, 2009 the Registrant arranged for an unsecured promissory note financing with C. Alan Williams and Joan P. Williams in the amount of $430,000 (the “Williams May 2009 Note”).  The term of the Williams May 2009 Note was thirty-six (36) months, with monthly installments paid by the Registrant consisting of principal and interest on the first of each month, beginning on August 1, 2009.

On July 30, 2009 the Registrant arranged for an unsecured promissory note financing with C. Alan Williams and Joan P. Williams in the amount of $435,000 (the “Williams July 2009 Note”).  The term of the Williams July 2009 Note was twelve (12) months, with monthly installments paid by the Registrant at the end of each month consisting of principal and interest, beginning on July 31, 2009.

On December 15, 2009, the Registrant paid $927,917 to C. Alan and Joan P. Williams in full satisfaction of all outstanding principal and interest owed to the Williams pursuant to the Williams Convertible Note, the Williams May 2009 Note, and the Williams July 2009 Note.

Item 8.01 Other Events.

On December 17, 2009, the Registrant issued a press release announcing the repayment of the Williams Convertible Note, the Williams May 2009 Note, and the Williams July 2009 Note .  A copy of the press release is furnished hereto as Exhibit 99.1.

Limitation on Incorporation by Reference

The information in this Report furnished pursuant to Item 8.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing references this Item 8.01 of this Form 8-K.  The information set forth in Item 8.01 of this report shall not deemed an admission as to the materiality of any information in this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit number	Description

99.1	Press Release of the Registrant dated December 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2009		VILLAGEEDOCS

	By:	/s/ Michael A. Richard
Print Name: Michael A. Richard
Title: Chief Financial Officer